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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A)
(No. 33-40991) of Delaware Pooled Trust, Inc. of our report dated December 12, 1996, included in the 1996 Annual Report to shareholders.


                                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
October 8, 1997